                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three month periods ended March 31, 2000 and 1999.

                                                     Basic              Diluted
                                                     Earnings           Earnings
                                                     Per Share          Per Share
                                                     ---------          ---------
                                             (amounts in thousands, except per share data)
For the three months ended March 31, 2000:
 Net income                                           $ 5,029             5,029
                                                      =======            ======
 Weighted average number of common
  shares outstanding                                   13,606            13,606
 Common share equivalents resulting
  from dilutive stock options                               -                80
                                                      -------            ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                   13,606            13,686
                                                      =======            ======
 Net income per common share                          $  0.37              0.37
                                                      =======            ======

For the three months ended March 31, 1999:
 Net income                                           $ 4,070             4,070
                                                      =======            ======

 Weighted average number of common
  shares outstanding                                   13,493            13,493
 Common share equivalents resulting
  from dilutive stock options                               -               181
                                                      -------            ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                   13,493            13,674
                                                      =======            ======
 Net income per common share                          $  0.30              0.30
                                                      =======            ======

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